UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

THE BABCOCK & WILCOX COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	001-34658	80-0558025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE SUITE 700 CHARLOTTE, NORTH CAROLINA		28277
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2012, one of our subsidiaries, Babcock & Wilcox Power Generation Group, Inc. (“B&W PGG”), entered into a consulting agreement with Mr. Richard L. Killion, its former President and Chief Operating Officer, who retired from B&W PGG July 1, 2012. A summary of the consulting agreement is set forth below and is qualified in its entirety to the complete text of the agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Under the consulting agreement, Mr. Killion will provide B&W PGG strategic and project-related consulting services until December 31, 2012, unless terminated earlier. B&W PGG will pay Mr. Killion $10,000 per month and $250 per hour for each hour worked in excess of 40 hours in any month (up to a maximum of 40 excess hours per month). In addition, B&W PGG will reimburse Mr. Killion for his actual reasonable costs incurred in performing the services and indemnify Mr. Killion from any claims arising from such services, other than claims resulting from the failure to pay taxes, gross negligence or intentional misconduct of Mr. Killion, or from the breach of the consulting agreement by Mr. Killion.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Consulting Agreement by and between Babcock & Wilcox Power Generation Group, Inc. and Richard L. Killion dated as of July 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BABCOCK & WILCOX COMPANY

By:	/s/ David S. Black
David S. Black
Vice President and Chief Accounting Officer

July 12, 2012

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